UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 24, 2007

(Date of Earliest Event Reported)

PENN VIRGINIA GP HOLDINGS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33171	20-5116532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 300 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 24, 2007, Penn Virginia Operating Co., LLC, a wholly owned subsidiary of Penn Virginia Resource Partners, L.P. (“PVR”), completed the previously announced purchase of approximately 62,000 fee acres of forestland in West Virginia from MeadWestvaco Corporation for $93.1 million in cash.

Penn Virginia GP Holdings, L.P. owns 100% of the general partner of PVR, which holds a 2% general partner interest in PVR, and an approximately 42% limited partner interest in PVR.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Purchase and Sale Agreement by and between MeadWestvaco Corporation and Penn Virginia Operating Co., LLC dated August 23, 2007 (incorporated by reference to Exhibit 2.1 to Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on September 24, 2007).

99.1	Penn Virginia Resource Partners, L.P. press release dated September 24, 2007 (incorporated by reference to Exhibit 99.1 to Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on September 24, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2007

Penn Virginia GP Holdings, L.P.
By:	PVG GP, LLC,
its general partner

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
2.1	Purchase and Sale Agreement by and between MeadWestvaco Corporation and Penn Virginia Operating Co., LLC dated August 23, 2007 (incorporated by reference to Exhibit 2.1 to Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on September 24, 2007).

99.1	Penn Virginia Resource Partners, L.P. press release dated September 24, 2007 (incorporated by reference to Exhibit 99.1 to Penn Virginia Resource Partners, L.P.’s Current Report on Form 8-K filed on September 24, 2007).